Exhibit (10.4)

                          NATIONAL RESEARCH CORPORATION

                               DIRECTOR STOCK PLAN


             1. Purpose. The purpose of the National Research Corporation Director Stock Plan (the "Plan") is to promote the best interests of National Research Corporation (the "Company") and its shareholders by providing a means to attract and retain competent independent directors and to provide opportunities for additional stock ownership by such directors which will further increase their proprietary interest in the Company and, consequently, their identification with the interests of the shareholders of the Company.

             2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Administrator"), subject to review by the Board of Directors (the "Board"). The Administrator may adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company. The interpretation by the Board of any provision of the Plan or any related documents shall be final.

             3. Stock Subject to the Plan. Subject to adjustment in accordance with the provisions of paragraph 7, the total number of shares of common stock, $.001 par value, of the Company ("Common Stock") available for issuance under the Plan shall be 30,000. Shares of Common Stock to be delivered under the Plan shall be made available from presently authorized but unissued Common Stock or authorized and issued shares of Common Stock reacquired and held as treasury shares, or a combination thereof. In no event shall the Company be required to issue fractional shares of Common Stock under the Plan. Whenever under the terms of the Plan a fractional share of Common Stock would otherwise be required to be issued, there shall be paid in lieu thereof one full share of Common Stock.

             4. Eligible Directors. Each member of the Board who is not an employee of the Company or any subsidiary of the Company and who is paid a cash retainer fee by the Company for services as a director ("Outside Director") shall be eligible to receive shares of Common Stock under the Plan.

             5.   Director Grants.

                  (a) Stock Awards. Each Outside Director shall automatically receive, in lieu of cash, 60% of his or her Annual Retainer (as defined below) earned in each calendar year in the form of Common Stock. Such shares of Common Stock (and cash in lieu of fractional shares) shall be transferred in accordance with paragraph 5(c) hereof. The term "Annual Retainer" as used herein means the annual retainer scheduled to be paid to an Outside Director for the calendar year for services on the Board, exclusive of any meeting and committee fees.

                  (b) Option Awards. On the date of the Company's first annual meeting of shareholders and thereafter on the date of each succeeding annual meeting of shareholders of the Company ("Grant Date"), an Outside Director, if reelected or retained as an Outside Director at such meeting, shall automatically be granted a nonqualified stock option to purchase 1,000 shares of Common Stock. The option exercise price shall be the Fair Market Value (as defined below) of a share of Common Stock on the Grant Date, which shall be payable at the time of exercise in cash, previously acquired shares of Common Stock valued at their Fair Market Value or such other forms or combinations of forms as the Board or Administrator may approve. The term "Fair Market Value" as used herein shall mean the last sale price of the Common Stock as reported on The Nasdaq Stock Market on the last trading day of the applicable pay period.

                  An option may be exercised in whole or in part, from time to time commencing one year after the Grant Date (the "Vesting Date"), subject to the following limitations:

                       (i) If an Outside Director's status as an Outside Director of the Company terminates because of death prior to the Vesting Date, the option shall become immediately exercisable in full and may be exercised for a period of three years after the date of death.

                       (ii) If for any reason other than death an Outside
                  Director ceases to be an Outside Director of the Company prior to the "Vesting Date," the option shall be canceled as of the date of such termination.

                       (iii)  If an Outside Director ceases to be an
                  Outside Director of the Company for any reason after the Vesting Date, the option shall expire ten years after the Grant Date, or if earlier, three years after termination of Outside Director status.

                  (c) Transfer of Shares. Shares of Common Stock issuable to an Outside Director pursuant to paragraph 5(a) shall be transferred to such Outside Director at such time or times during the calendar year as the cash portion of the Annual Retainer is paid. The total number of shares of Common Stock to be so transferred shall be determined by dividing (i) an amount equal to 60% of the Annual Retainer payable during the applicable period by (ii) the Fair Market Value of a share of Common Stock on the last business day of such period. In no event shall the Company be required to issue fractional shares. Whenever under the terms of this paragraph 5(c) a fractional share of Common Stock would otherwise be required to be issued to an Outside Director, an amount in lieu thereof shall be paid in cash based upon the Fair Market Value of such fractional share.

                  (d) Termination of Services. If an Outside Director's services as a Board member are terminated before the Vesting Date for any reason other than death so that the option is canceled pursuant to paragraph 5(b)(ii) hereof, the Outside Director shall receive in cash the Annual Retainer such Outside Director would otherwise have been entitled to receive for the applicable period in the absence of this Plan.

             6.   Restrictions on Transfer.

                  (a)  Stock Awards.  Shares of Common Stock acquired under
   Section 5(a) of the Plan may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or except in a transaction which, in the opinion of counsel, is exempt from registration under said Act. All certificates evidencing shares subject to awards to Outside Directors may bear an appropriate legend evidencing any such transfer restriction. All dividends and voting rights for shares issued under the Plan shall accrue as of the issue date thereof.

                  (b) Option Awards. Options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, except that an Outside Director may, to the extent allowed by the Board or the Administrator, and in a manner specified by the Board or the Administrator, (i) designate in writing a beneficiary to exercise the option after the Outside Director's death or (ii) transfer any option.

             7. Adjustment Provisions. In the event of any change in the Common Stock by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), stock split, spin-off, merger, consolidation, recapitalization, or split-up, combination or exchange of shares, or otherwise, the aggregate number of shares available under the Plan shall be appropriately adjusted in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan.

             8. Amendment of Plan. The Board shall have the right to amend the Plan at any time or from time to time in any manner that it may deem appropriate; provided, however, that the provisions of paragraph 5 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

             9. Withholding. The Company may defer making payments under the Plan until satisfactory arrangements have been made for the payment of any federal, state or local income taxes required to be withheld with respect to such payment or delivery. Each Outside Director shall be entitled to irrevocably elect to have the Company withhold shares of Common Stock having an aggregate value equal to the amount required to be withheld. The value of fractional shares remaining after payment of the withholding taxes shall be paid to the Outside Director in cash. Shares so withheld shall be valued at Fair Market Value on the regular business day immediately preceding the date such shares would otherwise be transferred hereunder.

             10. Documentation of Awards. Awards made under the Plan shall be evidenced by written agreements or such other appropriate documentation as the Board or the Admnistrator may prescribe. The Board and/or the Administrator need not require the execution of any instrument or acknowledgement of notice of an award under the Plan, in which case acceptance of such award by the respective Outside Director will constitute agreement to the terms of the award.

             11. Governing Law. The Plan, all awards hereunder, and all determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Wisconsin and applicable federal law.

             12. Effective Date and Term of Plan. The effective date of the Plan is ______________, 1997. The Plan shall terminate on such date as may be determined by the Board.